Exhibit 10.4

EXECUTION VERSION

MANAGEMENT LOCK-UP AND SUPPORT AGREEMENT

THIS AGREEMENT made the 21st day of September, 2012.

BETWEEN:

Richard R. Schulz, a resident in the Province of British Columbia,

(the “Seller”),

AND:

LML Acquisition Corp., a corporation existing under the laws of the Province of British Columbia,

(the “Acquiror”).

WHEREAS the Seller is the legal and beneficial (as defined in Rule 13d-3 under the Securities Exchange act of 1934) owner of such number of shares (“Shares”) of each class of capital stock of LML Payment Systems Inc. (the “Company”) and/or options to acquire Shares (“Options”) of the Company as is indicated on the signature page of this Agreement;

AND WHEREAS the Acquiror is contemporaneously herewith entering into an arrangement agreement with the Company (the “Arrangement Agreement”), which provides for, among other things, the Acquiror acquiring all of the outstanding Shares for consideration of $3.45 in cash per Share pursuant to a plan of arrangement under the BCBCA (the “Transaction”) on and subject to the terms and conditions of the Arrangement Agreement;

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of the Seller: (i) to vote or cause to be voted the Subject Securities (as defined below) in favour of the Transaction and any other matter that could reasonably be expected to facilitate the Transaction; and (ii) to abide by the restrictions and covenants set forth herein;

AND WHEREAS the Acquiror is relying on the covenants, representations and warranties of the Seller set forth in this Agreement in connection with the execution and delivery of the Arrangement Agreement by the Acquiror;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1                      All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Arrangement Agreement. All references herein to the Arrangement Agreement or any portion thereof refer to the Arrangement Agreement as amended, modified, restated or waived in accordance with the terms of the Arrangement Agreement.

1.2                      In this Agreement, unless otherwise expressly stated or the context otherwise requires:

(a)	references to “herein”, “hereby”, “hereunder”, “hereof” and similar expressions are references to this Agreement and not to any particular Section of this Agreement;

(b)	references to an “Article”, “Section” or “clause” are references to an Article, Section or clause of this Agreement;

(c)	words importing the singular shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders;

(d)	the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

(e)
if the date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day;

(f)
a period of Business Days is to be computed as beginning on the day following the event that began the period and ending at 4:00 p.m. (Vancouver time) on the last day of the period or at 4:00 p.m. on the next Business Day if the last day of the period does not fall on a Business Day;

(g)
the terms “material” and “materially” shall, when used in this Agreement, be construed, measured or assessed on the basis of whether the matter would materially affect a party and its affiliates, taken as a whole;

(h)
references to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislation provision substituted therefor and all regulations, rules and interpretations issued thereunder or pursuant thereto;

(i)
references to any agreement or document shall be to such agreement or document (together with the schedules and exhibits attached thereto), as it may have been or may hereafter be amended, modified, restated or waived from time to time; and

(j)	wherever the term “includes” or “including” is used, it shall be deemed to mean “includes, without limitation” or “including, without limitation”, respectively.

1.3                      References to the “knowledge of the Seller” mean the actual knowledge or awareness of, after due inquiry, the Seller, including where the Seller is not an individual the directors and officers of the Seller and/or any other person in an equivalent position with the Seller.

ARTICLE 2
AGREEMENT TO VOTE

2.1                      Subject to the terms and conditions of this Agreement, the Seller hereby irrevocably and unconditionally covenants and agrees from the date hereof until the earlier of: (i) the Effective Time; and (ii) the termination of this Agreement pursuant to Article 7:

(a)
to vote or to cause to be voted the Subject Securities (as defined below) at every meeting of the shareholders of the Company called (including the Company Meeting), and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company in favour of the Transaction, including the Arrangement Resolution, and in favour of any other matter to be considered by the Company Securityholders at the Meeting which is reasonably necessary for the consummation of the Arrangement, including in connection with any separate vote of any sub-group of the Company Securityholders that may be required to be taken and of which sub-group the Seller forms a part. The Seller shall also cause the Subject Securities to be counted as present for purposes of establishing a quorum at any such Meeting (including the Company Meeting);

(b)
not to exercise any rights of a Company Securityholder to dissent pursuant to applicable Law in respect of the Transaction, the Arrangement, the Interim Order, the Final Order or otherwise in connection with the Transaction, in each case as such may be amended or varied at any time prior to the Effective Time;

(c)
to cause the Subject Securities to be counted as present for purposes of establishing a quorum and (A) to vote, or cause to be voted, the Seller’s Subject Securities against, and (B) to not tender into (if applicable) or otherwise support, in each case, any: (i) Acquisition Proposal, liquidation, dissolution, recapitalization, merger, arrangement, amalgamation, acquisition, strategic alliance, business combination, take-over bid, sale of material assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any material issue or sale of treasury shares or rights or interests therein or thereto (other than any treasury shares issued as a result of the exercise of any Options, or similar transactions or series of transactions involving the Company, or a proposal to do any of the foregoing, excluding the Transaction; (ii) amendment of the Company’s articles or by-laws or other proposal or transaction involving the Company which amendment or other proposal (including an Acquisition Proposal) or transaction would in any manner delay, impede, frustrate or prevent the Transaction or any of the transactions reasonably necessary for the consummation of the Arrangement, or change in any manner the voting rights of the Shares or any other securities of the Company; and (iii) action, agreement, transaction or proposal (including an Acquisition Proposal) that might reasonably be regarded as being directed towards or likely to prevent or delay the Company Meeting or the successful completion of the Transaction or of the transactions reasonably necessary for the consummation of the Arrangement, at any meeting of Company Securityholders; and

(d)
notwithstanding anything herein to the contrary, and provided it does not reduce the cash payment the Seller would receive for the Subject Securities, to support the completion of any pre-arrangement reorganization transaction consummated in an alternative manner (an “Alternative Transaction”) in the same manner as the Seller is obligated to support the Arrangement under this Agreement if the Acquiror concludes, after the date of this Agreement, it is necessary or desirable and, without limiting the generality of the foregoing, if such Alternative Transaction is effected by way of a take-over bid:

(i)	the Seller shall validly tender or cause to be tendered and cause all acts and things to be done to tender the Seller’s Shares on the terms and conditions set out herein; and

(ii)
within five Business Days following the mailing of the take-over bid circular of the Company to be sent to Securityholders in connection with the Alternative Transaction, the Seller shall deposit or cause to be deposited (including by instructing the participant in the book based system operated by CDS Clearing and Depository Services Inc. or such other intermediary through which the Seller holds the Subject Securities to arrange for such deposit) all of the Subject Securities in accordance with the provisions of the offer and circular and thereafter the Seller shall not withdraw or permit its Subject Securities to be withdrawn from such offer.

2.2                      As used in this Agreement, the term “Subject Securities” means the Shares (including Shares issuable pursuant to the exercise of any Option) and any Option or other securities of the Company that are beneficially owned, or in respect of which the voting is, directly or indirectly, controlled or directed by the Seller, as constituted at the date hereof, listed immediately under the Seller’s signature hereto and includes:

(a)	the Shares listed immediately under the Seller’s signature hereto;

(b)
all of the Shares and Options that may become beneficially owned, or in respect of which the voting may become, directly or indirectly, controlled or directed by the Seller after the date hereof and prior to the Effective Time, including all of the Shares issued pursuant any convertible security of the Company owned by the Seller or which may otherwise be acquired by the Seller after the date hereof and prior to the Effective Time; and

(c)
any other voting securities of the Company that may result from a reclassification, conversion, consolidation, subdivision or exchange of, or distribution or dividend on, such shares or capital reorganization of the Company and all other securities exercisable, convertible or exchangeable into any of the foregoing.

ARTICLE 3
GRANT OF IRREVOCABLE PROXY

3.1                      Seller hereby appoints the Acquiror and each of its executive officers or other designees (the “Proxyholders”), as Seller’s proxy and attorney-in-fact (with full power of substitution and resubstitution), to attend, vote and otherwise act for and on behalf of the Seller in respect of its Subject Securities and in respect of all matters which may come before a meeting of the Company Securityholders relating to the Transaction, and such proxy shall not be revoked unless this Agreement is terminated pursuant to Article 7 prior to the exercise of such proxy (or other voting instrument).  Seller agrees to deliver (including by instructing the participant(s) in the book-based system operated by CDS Clearing and Depository Services Inc. or other intermediary through which the Seller holds the Subject Securities to arrange for such delivery) any such instruments as are required to effect the grant of irrevocable proxy provided for in this Section 3.1.

3.2                      Seller hereby revokes any proxies heretofore given by Seller in respect of the Subject Securities.

3.3                      Seller hereby affirms that the irrevocable proxy set forth in this Article 3 is given in connection with the performance by the Company of its obligations under the Arrangement Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Seller under this Agreement.  Seller hereby further affirms that the irrevocable proxy is coupled with an interest, is intended to be irrevocable, and may under no circumstances be revoked, unless and until this Agreement is terminated pursuant to Article 7.  The irrevocable proxy granted by Seller herein is a durable power of attorney and shall survive the dissolution, bankruptcy, or incapacity of Seller.

3.4                      The Proxyholders may not exercise this irrevocable proxy on any matter except as provided above.  Seller may vote the Subject Securities on all other matters.

3.5                      The Acquiror may terminate this proxy at any time by written notice to Seller.

ARTICLE 4
CERTAIN COVENANTS OF THE SELLER

4.1                      The Seller hereby covenants and irrevocably agrees that it shall, from the date hereof until the earlier of: (i) the termination of this Agreement pursuant to Article 7; and (ii) the Effective Time, except in accordance with the provisions of this Agreement:

(a)
not, directly or indirectly, through any of its affiliates, associates or representatives take any action with respect to an Acquisition Proposal that, if taken by the Company, would violate the terms of the Arrangement Agreement;

(b)
immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any person or group or any representatives of any person or group conducted before the date of this Agreement with respect to any Acquisition Proposal;

(c)
immediately notify the Acquiror of any Acquisition Proposal of which the Seller or, to the knowledge of the Seller, any of its representatives becomes, directly or indirectly, aware. Such notification shall be made first orally and then in writing and shall include a description of the material terms and conditions together with a copy of all documentation relating to any such Acquisition Proposal or inquiry in respect of an Acquisition Proposal within the Seller’s possession;

(d)
not option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Subject Securities, or any right or interest therein (legal or equitable), to any person or group (other than the Acquiror) or agree to do any of the foregoing;

(e)
Seller will not commit any act that could restrict or affect Seller’s legal power, authority, and right to vote all of the Shares then owned of record or beneficially by Seller or otherwise prevent or disable Seller from performing any of its obligations under this Agreement.  Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, Seller shall not enter into any voting agreement with any person or entity with respect to any of the Subject Securities, grant or agree to grant any person or entity any proxy (revocable or irrevocable) or power of attorney or other right with respect to any of the Subject Securities, deposit any of the Subject Securities in a voting trust, or otherwise enter into any voting agreement, voting trust, vote pooling or other agreement or arrangement with respect to the right to vote, call meetings of Company Securityholders or give consents or approvals of any kind with respect to any of the Subject Securities;

(f)
not requisition or join in any requisition of any meeting of Company Securityholders without the prior written consent of the Acquiror, or vote or cause to be voted any of the Subject Securities in respect of any proposed action by the Company or its Shareholders or affiliates or any other person or group in a manner which might reasonably be regarded as likely to prevent or delay the successful completion of the Transaction or the other transactions contemplated by the Arrangement Agreement and this Agreement or have a Material Adverse Effect;

(g)
not do indirectly that which it may not do directly by the terms of this Article 4 or take any other action of any kind, directly or indirectly, which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the Transaction and the other transactions contemplated by the Arrangement Agreement and this Agreement; and

(h)
if Seller is the beneficial owner, but not the record holder, of the Subject Securities, take all actions necessary to cause the record holder and any nominees to vote all of the Subject Securities in accordance with this Agreement.

4.2                      Notwithstanding Section 4.1, if the Seller is a director and/or officer of the Company, the Seller shall be entitled to exercise his fiduciary duties to the Company in his capacity as director or officer and not be in breach of this Agreement, it being acknowledged that compliance with the provisions set out in Section 4.3 of the Arrangement Agreement shall not be construed to result in a breach of this Agreement.  For certainty, any such exercise of fiduciary duties by the Seller shall not in any way diminish the Seller’s obligations in his capacity as a Shareholder under this Agreement.

4.3                      If a Superior Proposal is made, the Seller hereby agrees that it shall continue to support the Arrangement (or, if applicable, any Alternative Transaction) and comply with its obligations hereunder, including not withdrawing or revoking the proxy or power of attorney referred to in Article 3 in respect of the Subject Securities, unless and until this Agreement is terminated in accordance with its terms.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE SELLER

5.1                      The Seller represents, warrants and, where applicable, covenants to the Acquiror as follows and acknowledges that the Acquiror is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement and the Arrangement Agreement:

(a)
if the Seller is a corporate body, the Seller has been duly formed and is validly existing under the laws of its jurisdiction of incorporation and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder have been duly authorized and no other proceedings on its part are necessary to authorize this Agreement and the performance of the Seller’s obligations hereunder;

(c)
this Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the Acquiror, constitutes a legal, valid and binding obligation, enforceable by the Acquiror against the Seller in accordance with its provisions, subject to bankruptcy, insolvency and other applicable Laws affecting creditor’s rights generally and general principles of equity;

(d)
(i) the Seller is the beneficial owner of, or controls or directs the voting rights in respect of, the Subject Securities free and clear of any and all Liens; and (ii) the only Shares, Options or other securities of the Company beneficially owned, or over which control or direction is exercised by the Seller are those listed immediately under the Seller’s name on the signature pages hereto;

(e)
the Seller has the sole right to vote all the Subject Securities and all such Subject Securities shall, immediately prior to the Effective Time, be beneficially owned solely by the Seller with good and marketable title thereto, free and clear of any and all Liens;

(f)
no individual or entity has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from the Seller of any of the Subject Securities or any interest therein or right thereto, including any right to vote, except the Acquiror pursuant to this Agreement;

(g)
none of the execution and delivery by the Seller of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance with the obligations hereunder by the Seller will result in a breach of: (i) the constating documents of the Seller, if applicable; (ii) any agreement or instrument to which the Seller is a party or by which the Seller or any of the Seller’s property or assets is bound; or (iii) any judgment, decree, order or award of any Governmental Authority with respect to the Seller, except, in the case of (ii) and (iii), such breaches which could not, individually or in the aggregate, impair the ability of the Seller to perform its obligations under this Agreement or otherwise delay the Seller in performing such obligations; and

(h)
there are no legal proceedings in progress or pending before any Governmental Entity, or, to the knowledge of the Seller, threatened, against the Seller or the Seller’s affiliates that would adversely affect in any manner the Seller’s ability to enter into this Agreement and to perform its obligations hereunder.

The representations and warranties of the Seller set forth in this Article 5 shall, if the Seller is a director and/or officer of the Company, survive the Effective Date and shall continue thereafter in full force and effect for the benefit of the Acquiror without limitation as to time or, if the Seller is not a director and/or officer of the Company, expire and be terminated and extinguished on the earliest to occur of the Effective Time and the termination of this Agreement in accordance with Article 7.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

6.1                      The Acquiror represents, warrants and, where applicable, covenants to the Seller as follows and acknowledges that the Seller is relying upon these representations, warranties and covenants in connection with the entering into of this Agreement:

(a)
the Acquiror has been duly formed and is validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted and to execute and deliver this Agreement and to perform its obligations hereunder;

(b)
the execution and delivery of this Agreement by the Acquiror and the performance by it of its obligations hereunder have been duly authorized by its respective board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement and the performance of its obligations hereunder;

(c)
this Agreement has been duly executed and delivered by the Acquiror and, assuming the due authorization, execution and delivery by the Seller, constitutes a legal, valid and binding obligation, enforceable by the Seller against the Acquiror in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditor’s rights generally and general principles of equity;

(d)
none of the execution and delivery by the Acquiror of this Agreement or the completion or performance of the transactions contemplated hereby or the compliance with the obligations hereunder by the Acquiror will result in a breach of: (i) the constating documents of the Acquiror; (ii) any agreement or instrument to which the Acquiror is a party or by which the Acquiror or any of the Acquiror's property or assets is bound; or (iii) any judgment, decree, order or award of any Governmental Authority with respect to the Acquiror, except, in the case of (ii) and (iii), such breaches which could not, individually or in the aggregate, impair the ability of the Acquiror to perform its obligations under this Agreement or otherwise delay the Acquiror in performing such obligations; and

(e)
the Acquiror has sufficient funds or has made adequate arrangements to have financing in place in order to distribute to all the Securityholders the cash consideration to which they are entitled upon consummation of the Transaction.

The representations and warranties of the Acquiror set forth in this Article 6 shall survive the Effective Date and shall continue thereafter in full force and effect for the benefit of the Seller until the earliest to occur of the Effective Time and the termination of this Agreement in accordance with Article 7.

ARTICLE 7
TERMINATION

7.1                      This Agreement may be terminated by the Acquiror in its sole discretion at any time prior to the Effective Date by notice in writing to the Seller, provided that at the time of such termination the Acquiror is not in material default of its obligations under this Agreement.

7.2                      This Agreement may be terminated by the Seller by notice in writing to the Acquiror if:

(a)	the Acquiror has not complied in all material respects with its covenants and agreements to and with the Seller contained herein;

(b)	any of the representations and warranties of the Acquiror contained herein is untrue or inaccurate in any material respect; or

(c)	the Arrangement Agreement is terminated for any reason.

provided that at the time of such termination the Seller is not in material default of its obligations under this Agreement.

7.3                      This Agreement shall automatically terminate at the Effective Time.

7.4                      This Agreement may be terminated at any time upon the mutual written agreement of the Seller and the Acquiror.

7.5                      In the case of any termination of this Agreement pursuant to Section 7.1, 7.2, 7.3 or 7.4, this Agreement shall terminate and be of no further force or effect.  Notwithstanding anything else contained herein, such termination shall not relieve any party from liability for any breach of its obligations or non-compliance with the terms and conditions of this Agreement by the party prior to such termination.

ARTICLE 8
DISCLOSURE

8.1                      Except as required by applicable Laws or by any Governmental Authority or in accordance with the requirements of any stock exchange, the Seller shall not make any public announcement or statement with respect to this Agreement without the approval of the Acquiror. A copy of this Agreement may be provided to the directors of the Company.

ARTICLE 9
GENERAL

9.1                      This Agreement shall become effective as among the Acquiror and the Seller concurrently upon execution and delivery of the Arrangement Agreement by the Company and the Acquiror and execution and delivery hereof by the Acquiror and the Seller.

9.2                      Each of the Seller and the Acquiror shall, from time to time, promptly execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require to effectively carry out the intent of this Agreement.

9.3                      This Agreement shall not be assignable by any party without the prior written consent of the other party, except that the Acquiror may assign this Agreement to an affiliate without the consent of the Seller. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns.

9.4                      Time shall be of the essence of this Agreement.

9.5                      Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if in writing, delivered or sent by telecopier or facsimile transmission:

(a)	in the case of the Seller, at the telecopier or facsimile number or address set out immediately under the Seller's name on the signatures page hereto:

(b)	in the case of the Acquiror:

Digital River, Inc.
10380 Bren Road W
Minnetonka, MN 55343
Fax:  (952) 674-4333
Attention:  Kevin L. Crudden, Esq.

With a copy (not constituting notice) to:

Fredrikson & Byron, P.A.
200 South Sixth Street, Suite 4000
Minneapolis, MN 55402
Fax: (612) 492-7077
Attention: Ryan G. Miest, Esq.

and with a separate copy to (which shall not constitute notice):

Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street, P.O. Box 48600
Vancouver, British Columbia V7X IT2
Fax: (604) 622-5861
Attention: Nigel P. Cave

or

(c)
at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section 9.6 and if so given shall be deemed to have been received on the date of such delivery or sending (or, if such day is not a Business Day, on the next following Business Day).

9.6                      This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

9.7                      Each of the parties hereto agrees with the others that: (i) money damages would not be a sufficient remedy for any breach of this Agreement by any of the parties; (ii) in addition to any other remedies at law or in equity that a party may have, such party shall be entitled to seek equitable relief, including injunction and specific performance, in addition to any other remedies available to the party, in the event of any breach of the provisions of this Agreement; and (iii) any party that is a defendant or respondent shall waive any requirement for the securing or posting of any bond in connection with such remedy. Each of the parties hereby consents to any preliminary applications for such relief to any court of competent jurisdiction. The prevailing party shall be reimbursed for all costs and expenses, including reasonable legal fees, incurred in enforcing the other party’s obligations hereunder. Such remedies shall not be deemed to be exclusive remedies for the breach of this Agreement but shall be in addition to all other remedies at law or in equity.

9.8                      If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not irremediably affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled according to their original tenor to the extent possible.

9.9                      This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

9.10                      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce more than one counterpart.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

LML Acquisition Corp.

By:           /s/ Stefan Schulz
Name:           Stefan Schulz
Title:           Chief Financial Officer

Irrevocably accepted and agreed to this        day of September, 2012.

SIGNED, SEALED & DELIVERED	)
in the presence of:	)
)
s/ Lucy Cross	)	/s/ Richard R. Schulz
Witness	)	Name: Richard R. Schulz
	)	Address: 1680 – 1140 West Pender Street,
	)	Vancouver, British Columbia
	)	Fax Number: (604) 689-4413
)
	)	Shares: 0 Options: 486,750

[Signature Page to Management Lock-Up and Support Agreement]